MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
2012 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT FOR CANADIAN
PARTICIPANTS

Pursuant to your Restricted Stock Unit Award Notice (the "Award Notice") and this Restricted Stock Unit Award Agreement (this "Agreement"), MACOM Technology Solutions Holdings, Inc. (the "Company") has granted you a Restricted Stock Unit Award (the "Award") on the terms and conditions set forth in this Agreement and as otherwise provided under its 2012 Omnibus Incentive Plan (the "Plan") for the number of Restricted Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of the Award are as follows:
1.Vesting and Settlement
The Award will vest and become payable according to the vesting schedule set forth in the Award Notice (the "Vesting Schedule"). One share of the Company's Common Stock will be issuable for each Restricted Stock Unit that vests and becomes payable. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as "Vested Units." Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as "Unvested Units." The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) and become payable in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the "Units"). As soon as practicable after Unvested Units become Vested Units and, subject to the Participant’s satisfaction of income tax withholdings (as outlined below), the Company will settle the Vested Units by issuing to you one share of the Company's Common Stock for each Vested Unit. The Award will terminate and the Units will be subject to forfeiture upon your Termination of Service as set forth in Section 2.
2.     Termination of Award upon Termination of Service
Unless the Plan Administrator determines otherwise prior to your Termination of Service, upon your Termination of Service any portion of the Award that has not vested as provided in Section 1 will immediately terminate and all Unvested Units shall immediately be forfeited without payment of any further consideration to you. With respect to the Plan and this Agreement only, and for greater certainty, Termination of Service of a Canadian Participant shall be such Participant’s last day of active employment with, or service to, the Company or any of its Affiliates, regardless of whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice, and does not include any period of statutory, contractual, common law or other reasonable notice of termination of employment or any period of salary continuance or deemed employment.
3.     Securities Law Compliance
3.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company, and (d) agree to be bound by all the terms and provisions of the Plan.
3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company's Common Stock that you receive pursuant to settlement of this Award (the "Shares") unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the SEC and has not represented to you that it will so maintain registration of the Shares.
3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the "Acts") and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.
3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement or the Plan.
4.     Transfer Restrictions
Units shall not be sold, transferred, gifted, assigned, encumbered, pledged, hypothecated or otherwise disposed of, whether voluntarily or involuntarily by operation of law.
5.     No Rights as Stockholder
You shall not have voting or other rights as a stockholder of the Common Stock with respect to the Units.
6.    Independent Tax Advice
You acknowledge that determining the actual tax consequences to you of receiving, holding or disposing of the Units and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving, holding or disposing of the Units and receiving, holding or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt, holding or disposition of the Units and the receipt, holding or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so. You acknowledge that you have satisfied yourself in relation to all tax matters relevant to the acquisition, holding and disposition of Units and Shares in connection with the Plan. It is your responsibility to complete and file any tax returns in respect of your participation in the Plan. The Company shall not be responsible for any tax consequences to you in connection with your participation in the Plan.
7. Clawback
By accepting this Award, you acknowledge and agree that this Award and all other awards granted to you under the Plan, any shares issued in respect thereof, and any proceeds and other amounts received in respect of this Award, other awards or such shares are subject to forfeiture and repayment (i) under the Company’s Compensation Recoupment Policy, as from time to time amended and in effect; (ii) under any other policy of, or agreement with, the Company or any Related Company that is applicable to you and that provides for the cancellation, forfeiture, disgorgement, repayment or clawback of incentive compensation; and (iii) to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. A copy of the Company’s Compensation Recoupment Policy as in effect on the date of this Agreement has been provided to you, which you acknowledge and agree is subject to amendment and/or amendment and restatement from time to time.
8.     Withholding
You are ultimately responsible for all taxes arising in connection with this Award (e.g., at vesting or disposition and/or upon receipt of the Shares), including any domestic or foreign tax withholding obligation required by law, whether national, federal, state or local, including all applicable social security charges (the "Tax Withholding Obligation"), regardless of any action the Company or any Related Company takes with respect to any such Tax Withholding Obligation that arises in connection with this Award. As a condition to the issuance of Shares pursuant to this Award, you will be required to satisfy the pay to the Company an amount as necessary, so as to ensure the Company is in compliance with any applicable Tax Withholding Obligation that arises in connection with such issuance and upon receipt of the Shares or otherwise by the Participant. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. Without limiting the generality of the foregoing and notwithstanding any other mechanism for payment of the Tax Withholding Obligation detailed in the Plan. unless the Participant has made arrangements with the Company to remit the amount of such Tax Withholding Obligation arising, the Company will withhold from the shares otherwise payable to you with respect to your Vested Units the number of whole shares of the Company's common stock required to satisfy the minimum applicable Tax Withholding Obligation, the number to be determined by the Company based on the Fair Market Value of the Company's Common Stock on the date the Company is required to withhold. Notwithstanding the forgoing, to the maximum extent permitted by law, you hereby grant the Company and any Related Company the right to deduct without notice from salary or other amounts payable to you, an amount sufficient to satisfy the Tax Withholding Obligation.
9.     General Provisions
9.1 Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company's Board of Directors.
9.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
9.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.
9.4 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
9.5 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.
9.6 Relationship Between The Plan And Your Employment. Awards made under the Plan and any profits or gains made as a result of such Awards are not pensionable under any pension arrangements of the Company or any Related Company. Participation in this Award is a matter entirely separate from any pension right or entitlement which you may have, and from your terms and conditions of employment. Participation in the Award shall in no respects whatever affect in any way your pension rights (if any), entitlements or terms or conditions of employment, and in particular (but without limiting the generality of the foregoing words) neither the provisions of the Award Notice, the Plan nor this Agreement shall form part of any contract of employment between you and the Company and/or any Related Company, nor shall it be taken into account for the purpose of calculating any redundancy or unfair dismissal payment or wrongful dismissal payment, nor shall it confer on you any legal or equitable rights whatsoever against the Company or any Related Company.
Participation in the Plan does not impose upon the Company, any Related Company, the Committee or any of their representatives, agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:
(a) the loss of your Award(s) under the Plan
(b) the loss of your eligibility to be granted Award(s) under the Plan; and/or
(c) the manner in which any power or discretion under the Plan is exercised or the failure or refusal of any person to exercise any power or discretion under the Plan.
9.7 Relationship to the Plan. This Agreement will be deemed to incorporate by reference the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and the provisions of this Agreement, the inconsistency will be resolved by giving priority to the terms of this Agreement.
9.8 Data Protection. By accepting this Award you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Company and any Related Company for the exclusive purpose of implementing, administering and managing your participation in the

Plan. You understand that the Company and any Related Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in your favour, for the purpose of implementing, administering and managing the Plan (“Data”).
You further understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Canada, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Canada. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the cash received upon settlement of the Award may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. You understand, however, that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Company.
9.9 Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and Award shall remain in full force and effect.
9.10 Language. The Company and the Participants confirm their desire that this document along with all other documents including all notices relating thereto, be written in the English language. La société et les participants confirment leur volonté que ce document de même que tous les documents, y compris tout avis s`y rattachant, soient rédigés en anglais.